EXHIBIT 5

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                            3031 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48202


                                          March 15, 1999


GENERAL MOTORS ACCEPTANCE CORPORATION
3044 WEST GRAND BOULEVARD
DETROIT, MICHIGAN 48202

Dear Sirs:

      As Assistant General Counsel of General Motors Acceptance Corporation (the "Company") in connection with the registration of your Debt Securities and Warrants (the "Securities") from which the company will receive up to an aggregate of $10,000,000,000, for issuance from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, I advise that in my opinion you have full power and authority under the laws of Delaware, the State of your incorporation, and under your Certificate of Incorporation, as amended, to borrow the money and to contract the indebtedness to be evidenced by the said Securities.

      It is my further opinion that the Indenture, dated as of July 1, 1982, with The Bank of New York, Successor Trustee, as amended by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of June 15, 1987, a Third Supplemental Indenture dated as of September 30, 1996, a Fourth Supplemental Indenture dated as of January 1, 1998, a Fifth Supplemental Indenture dated September 30, 1998 and as further amended by the Trust Indenture Reform Act of 1990 (together, the "Indenture"), has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Indenture, and the Warrants, as provided in the Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture and the Warrant Agreement, as the case may be.

      I hereby consent to the use of the foregoing opinion as Exhibit 5 of your Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the above mentioned Securities and to the use of my name in such Registration Statement and in the related Prospectus Supplement(s) under the heading "Legal Opinions".


                                          Very truly yours,

                                          s/ Martin I. Darvick
                                          -------------------------
                                          Martin I. Darvick
                                          Assistant General Counsel